UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2011, (i) Registrant’s parent company, LY Holdings, LLC (“LYH”), a Kentucky limited liability company; (ii) Registrant’s wholly-owned subsidiary, Lightyear Network Solutions, LLC (“Lightyear”), a Kentucky limited liability company; (iii) Chris Sullivan, (iv) LANJK, LLC, a Kentucky limited liability company (“LANJK”), (v) Rice Realty Company, LLC, a Kentucky limited liability company (“RRC”), (vi) Rigdon O. Dees, III, (vii) CTS Equities Limited Partnership, a Nevada limited partnership (“CTS”), and (viii) Ron Carmicle (collectively with LANJK, RRC, CTS and Mr. Dees, the “Letter Agreement Holders”) entered into the Second Amendment to Settlement Agreement (“Amendment No. 2”) amending the Settlement Agreement (the “Settlement Agreement”), dated as of April 29, 2010, as amended by the First Amendment to Settlement Agreement dated as of August 12, 2010 and effective April 29, 2010. Amendment No. 2 is filed as Exhibit 10.1 to this Current Report on 8-K.

The Settlement Agreement was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 29, 2010.  The First Amendment to Settlement Agreement was filed as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.  As more fully detailed in the previous filings, under the Settlement Agreement, Lightyear purchased from Mr. Sullivan a promissory note (the “Sullivan Note”) made by LYH in favor of Mr. Sullivan in the original principal amount of $8,000,000.  Under the Settlement Agreement, Lightyear agreed to pay Mr. Sullivan $7,750,000 for the Sullivan Note, which amount equaled the amount outstanding under the Sullivan Note on the date of the Settlement Agreement.  In consideration for the Sullivan Agreement, Lightyear received from the Letter Agreement Holders a security interest in, and an option to purchase, certain letter agreements between Lightyear and the Letter Agreement Holders pursuant to which the Letter Agreement Holders receive a portion of Lightyear’s revenues generated through VOIP and wireless services.

Mr. Sullivan is maker on a promissory note to Fifth Third Bank (the “Fifth Third Note”).  Neither Registrant nor Lightyear has any interest in the Fifth Third Note except to the extent that the maturity date of the Settlement Agreement is tied to that of the Fifth Third Note and payments made under the Settlement Agreement are required to be, and have been, made to Fifth Third Bank as payment on the Fifth Third Note, as directed by Mr. Sullivan.

Under Amendment No. 2, the parties:

1.	Acknowledge the aggregate $1,500,000 in payments previously made under the Settlement Agreement to Fifth Third Bank by Lightyear, as directed by Mr. Sullivan;
2.	Acknowledge extension of the maturity date of the Fifth Third Note to January 10, 2013;
3.	Modify and extend the maturity date of the Settlement Agreement to January 10, 2013 (the “Maturity Date”); and,
4.	Modify and amend the Settlement Agreement’s payment schedule.

Under the revised payment schedule, Lightyear must: (1) on February 10, 2011 and on the first day of each calendar quarter thereafter, until and including the Maturity Date, make payment of all accrued but unpaid interest under the Settlement Agreement, as amended; (2) on January 10, 2012, make a payment of $1 Million to Fifth Third Bank (as directed by Mr. Sullivan) which will constitute a principal payment under the Settlement Agreement; and, (3) on the Maturity Date, make a final payment of all remaining principal.

Mr. Sullivan, Mr. Carmicle, J. Sherman Henderson III and W. Brent Rice are all directors of the Registrant.    Mr. Sullivan, Mr. Henderson, Mr. Rice and Mr. Dees are all directors and members of LYH.  Mr. Henderson is the Registrant’s Chief Executive Officer. LANJK is managed by Mr. Henderson and is wholly-owned by Mr. Henderson’s wife.  RRC is wholly-owned and managed by the wife and two adult children of Mr. Rice.  CTS is wholly-owned and managed by Mr. Sullivan.

The foregoing summary of Amendment No. 2 is subject to and qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein.

Item 9.01.	Financial Statement and Exhibits.

(d)         Exhibits.

10.1
Second Amendment to Settlement Agreement by and among LY Holdings, LLC, Lightyear Network Solutions, LLC, Chris Sullivan, LANJK, LLC, Rice Realty Company, LLC, Rigdon O. Dees III, CTS Equities Limited Partnership, and Ron Carmicle dated as of February 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC

Date: February 11, 2011	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
Chief Executive Officer